Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2021 Results,
Initiates 2022 Guidance and Announces Investment Activity

Philadelphia, PA, February 2, 2022 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2021.
Management Comments
“With the office market continuing its recovery, we ended 2021 exceeding our business plan revenue target and our forward-leasing pipeline achieving pre-pandemic levels,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We accomplished many of our 2021 business plan objectives including exceeding our cash and accrual rent growth targets which increased 10.3% and 16.2% during 2021. In addition, our core portfolio experienced 116,000 square feet of net absorption during the fourth quarter, allowing us to reach our year-end occupancy range. Turning to capital markets, we are delighted to have announced the commencement of our first ground-up project at Uptown ATX in Austin, Texas and also entering into a preferred equity partnership to fund a portion of the development costs. Our 50,000 square foot life science incubator, B.Labs, successfully opened in January 2022 and is currently 95% leased. Looking ahead, we are introducing our 2022 FFO guidance range of $1.37 to $1.45 per diluted share."
Fourth Quarter Highlights
Financial Results
•Net income available to common shareholders; $4.5 million, or $0.03 per diluted share.
•Funds from Operations (FFO); $60.4 million, or $0.35 per diluted share.
Portfolio Results
•Core Portfolio: 91.3% occupied and 93.0% leased.
•New and Renewal Leases Signed: 468,000 square feet in the fourth quarter and 1,859,000 square feet for 2021.
•Rental Rate Growth: 8.1% on an accrual basis and 2.6% on a cash basis.
•Tenant Retention Ratio: 42% in fourth quarter and 53% for 2021.

Transaction Activity
Joint Venture Activity
•On December 1, 2021, we formed a joint venture with Canyon Partners Real Estate to commence development of One Uptown, a $328 million mixed-used project in Austin, Texas. One Uptown will deliver 348,000 square feet of Class-A workspace, 341 apartment residences, 15,000 square feet of street-level retail, a six-story parking garage, and a public park. Our joint venture partner has agreed, subject to customary funding conditions, to fund approximately $57.5 million of the project costs in exchange for a 50% preferred equity interest in the venture. We are in the process of securing a construction loan totaling approximately $213.4 million, representing 65% of total project costs. The loan is expected to close in the first quarter of 2022. One Uptown's office component is targeted to deliver in Q3 2023 and the multi-family is targeted to deliver in Q3 2024. We expect to recognize the formation of the joint venture and related gain on the contribution of the 4.7 acres of land during the first quarter of 2022 upon closing of the construction loan.
Disposition Activity
•On November 9, 2021, the Allstate DC JV, an unconsolidated real estate venture in which we owned a 50% interest, sold the last remaining office building containing 183,618 rentable square feet located in Falls Church, Virginia for a gross sales price of $27.6 million. We received our share of the net cash proceeds of $12.6 million after closing costs. We recognize a gain on the real estate venture transaction of $3.0 million.
Finance Activity
•On November 1, 2021, 4040 Wilson JV, an unconsolidated real estate venture in which we own a 50% interest, closed on the refinancing of a $150 million construction loan into a first mortgage loan secured by the property. The loan bears interest at a rate of 1.80% over term SOFR and matures in December 2026.
•We had $23.0 million outstanding on our $600.0 million unsecured revolving credit facility as of December 31, 2021.
•We had $27.5 million of cash and cash equivalents on-hand as of December 31, 2021.
Results for the Three and Twelve-Month Periods Ended December 31, 2021
Net income allocated to common shares totaled $4.5 million or $0.03 per diluted share in the fourth quarter of 2021 compared to a net income of $18.9 million or $0.11 per diluted share in the fourth quarter of 2020.
FFO in the fourth quarter of 2021 totaled $60.4 million or $0.35 per diluted share versus $61.4 million or $0.36 per diluted share in the fourth quarter of 2020. Our fourth quarter 2021 FFO payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.
Net income totaled $11.9 million or $0.07 per diluted share for the twelve months of 2021 compared to net income of $305.1 million or $1.77 per diluted share in the twelve months of 2020. The 2020 results include a $271.9 million, or $1.58 per diluted share, net gain on disposition of real estate to our Commerce Square joint venture.
Our FFO available to common shares and units for the twelve months ended 2021 totaled $237.6 million, or $1.37 per diluted share compared to FFO available to common shares and units of the twelve months of 2020 which totaled $240.5 million, or $1.39 per diluted share. Our 2021 FFO payout ratio ($0.76 common share distribution / $1.37 FFO per diluted share) was 55.5%.
Operating and Leasing Activity
In the fourth quarter of 2021, our Net Operating Income (NOI), excluding termination revenues, write-off of prior straight-line rent receivables and other income items decreased (0.4%) on a GAAP basis and increased 5.0% on a cash basis for our 75 same store properties, which were 91.1% and 91.5% occupied on December 31, 2021 and 2020, respectively.

We leased approximately 468,000 square feet and commenced occupancy on 343,000 square feet during the fourth quarter of 2021. The fourth quarter occupancy activity includes 82,000 square feet of renewals, 247,000 square feet of new leases and 14,000 square feet of tenant expansions. We have an additional 227,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2021.
We experienced 42% tenant retention ratio in our core portfolio with net absorption of 116,000 square feet during the fourth quarter of 2021. Fourth quarter rental rate growth increased 8.1% as our renewal rental rates increased 9.4% and our new lease/expansion rental rates increased 0.2%, all on an accrual basis.
At December 31, 2021, our core portfolio of 77 properties comprising 13.0 million square feet was 91.3% occupied and we are now 93.0% leased (reflecting new leases commencing after December 31, 2021).
Distributions
On December 7, 2021, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on January 19, 2022 to shareholders of record as of January 5, 2022.
2022 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our 2022 earnings per share guidance of $0.17 - $0.25 per diluted share and 2022 FFO guidance of $1.37 - $1.45 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2022 FFO and earnings per diluted share:

Guidance for 2022		Range

Earnings per diluted share allocated to common shareholders	$0.17	to	$0.25
Plus: real estate depreciation, amortization	1.20		1.20

FFO per diluted share	$1.37	to	$1.45

Our 2022 FFO key assumptions include:
•Speculative Revenue Target: $34.0 - $36.0 million, $25.6 million achieved from a leasing plan of 2.0 million square feet, 967,000 square feet achieved;
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Tenant Retention Rate Range: 58-60%;
•Rental Rate Growth (accrual): 16-18%;
•Rental Rate Growth (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 0-2%:
–Timing of occupancy and free rent on 200,000 square feet in Philadelphia CBD would equate to an increase in our range by approximately 3.0%;
•Property Acquisition Activity: None;

•Property Sales Activity: None;
•Joint Venture Activity: None;
•Development Starts: Three starts;
•Financing Activity: Unsecured line of credit and $250 million term loan;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 168 properties and 23.1 million square feet as of December 31, 2021 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will hold our fourth quarter conference call on Thursday, February 3, 2022 at 9:00 a.m. Eastern Time. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 9178364. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, February 18, 2022, by calling 1-855-859-2056 and entering access code 9178364. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead – First Quarter 2022 Conference Call
We anticipate we will release our first quarter 2022 earnings on Wednesday, April 20, 2022, after the market close and will host our first quarter 2022 conference call on Thursday, April 21, 2022 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2022 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the effect of inflation and interest rate fluctuations; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Real estate investments:
Operating properties	$3,472,602	$3,474,109
Accumulated depreciation	(957,450)	(896,561)
Right of use asset - operating leases, net	20,313	20,977
Operating real estate investments, net	2,535,465	2,598,525
Construction-in-progress	277,237	210,311
Land held for development	114,604	117,984
Prepaid leasehold interests in land held for development, net	27,762	39,185
Total real estate investments, net	2,955,068	2,966,005
Assets held for sale, net	562	7,349
Cash and cash equivalents	27,463	46,344
Accounts receivable	11,875	13,536
Accrued rent receivable, net of allowance of $4,133 and $5,086 as of December 31, 2021 and December 31, 2020, respectively	167,210	155,372
Investment in unconsolidated real estate ventures	435,506	401,327
Deferred costs, net	86,862	84,856
Intangible assets, net	28,556	48,570
Other assets	133,094	176,747
Total assets	$3,846,196	$3,900,106
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$23,000	$—
Unsecured term loan, net	249,608	249,084
Unsecured senior notes, net	1,580,978	1,581,511
Accounts payable and accrued expenses	150,151	121,982
Distributions payable	32,765	32,706
Deferred income, gains and rent	23,849	21,396
Intangible liabilities, net	12,981	18,448
Lease liability - operating leases	22,962	22,758
Other liabilities	48,683	47,573
Total liabilities	$2,144,977	$2,095,458
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,126,257 and 170,572,964 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1,712	1,707
Additional paid-in-capital	3,146,786	3,138,152
Deferred compensation payable in common shares	18,491	17,516
Common shares in grantor trust, 1,169,703 and 1,160,494 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	(18,491)	(17,516)
Cumulative earnings	1,122,372	1,110,083
Accumulated other comprehensive loss	(2,020)	(7,561)
Cumulative distributions	(2,578,583)	(2,448,238)
Total Brandywine Realty Trust's equity	1,690,267	1,794,143
Noncontrolling interests	10,952	10,505
Total beneficiaries' equity	$1,701,219	$1,804,648
Total liabilities and beneficiaries' equity	$3,846,196	$3,900,106

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Rents	$114,641	$120,843	$451,519	$513,504
Third party management fees, labor reimbursement and leasing	6,666	5,241	26,444	18,580
Other	4,223	737	8,856	2,768
Total revenue	125,530	126,821	486,819	534,852
Operating expenses
Property operating expenses	31,384	29,852	119,887	132,172
Real estate taxes	12,840	14,507	55,624	63,032
Third party management expenses	2,934	2,706	12,800	10,252
Depreciation and amortization	46,802	42,969	178,105	188,283
General and administrative expenses	8,137	6,315	30,153	30,288
Total operating expenses	102,097	96,349	396,569	424,027
Gain on sale of real estate
Net gain on disposition of real estate	—	14,974	142	289,461
Net gain on sale of undepreciated real estate	—	—	2,903	201
Total gain on sale of real estate	—	14,974	3,045	289,662
Operating income	23,433	45,446	93,295	400,487
Other income (expense):
Interest and investment income	450	452	8,295	1,939
Interest expense	(15,644)	(17,401)	(62,617)	(73,911)
Interest expense - amortization of deferred financing costs	(709)	(709)	(2,836)	(2,904)
Equity in loss of unconsolidated real estate ventures	(5,899)	(8,702)	(26,697)	(18,584)
Net gain on real estate venture transactions	2,973	—	2,973	75
Net income before income taxes	4,604	19,086	12,413	307,102
Income tax (provision) benefit	(1)	—	(47)	224
Net income	4,603	19,086	12,366	307,326
Net income attributable to noncontrolling interests	(35)	(98)	(77)	(1,799)
Net income attributable to Brandywine Realty Trust	4,568	18,988	12,289	305,527
Nonforfeitable dividends allocated to unvested restricted shareholders	(90)	(93)	(421)	(410)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$4,478	$18,895	$11,868	$305,117
PER SHARE DATA
Basic income per Common Share	$0.03	$0.11	$0.07	$1.77
Basic weighted average shares outstanding	171,126,257	170,572,964	170,878,185	171,926,079
Diluted income per Common Share	$0.03	$0.11	$0.07	$1.77
Diluted weighted average shares outstanding	172,855,218	171,071,849	172,273,240	172,317,076

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$4,478	$18,895	$11,868	$305,117
Add (deduct):
Net income attributable to noncontrolling interests - LP units	34	98	80	1,779
Nonforfeitable dividends allocated to unvested restricted shareholders	90	93	421	410
Net gain on real estate venture transactions	(2,973)	—	(2,973)	(75)
Net gain on disposition of real estate	—	(14,974)	(142)	(289,461)
Company's share of impairment of an unconsolidated real estate venture	134	—	696	—
Depreciation and amortization:
Real property	38,609	33,851	144,261	143,877
Leasing costs including acquired intangibles	7,663	8,604	31,698	42,390
Company’s share of unconsolidated real estate ventures	12,586	15,048	52,455	37,291
Partners’ share of consolidated real estate ventures	(5)	(5)	(20)	(129)
Funds from operations	$60,616	$61,610	$238,344	$241,199
Funds from operations allocable to unvested restricted shareholders	(167)	(176)	(705)	(705)
Funds from operations available to common share and unit holders (FFO)	$60,449	$61,434	$237,639	$240,494
FFO per share - fully diluted	$0.35	$0.36	$1.37	$1.39
Weighted-average shares/units outstanding - fully diluted	173,679,201	172,053,483	173,165,898	173,298,710
Distributions paid per common share	$0.19	$0.19	$0.76	$0.76
FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	52.8%	55.5%	54.7%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 81 properties owned by the Company as of December 31, 2021, a total of 75 properties ("Same Store Properties") containing an aggregate of 12.8 million net rentable square feet were owned for the entire three months ended December 31, 2021 and 2020. As of December 31, 2021, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.2% and 90.9% during the three-month periods ended December 31, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2021	2020
Revenue
Rents	$109,656	$108,056
Other	203	190
Total revenue	109,859	108,246
Operating expenses
Property operating expenses	29,231	27,331
Real estate taxes	11,877	12,679
Net operating income	$68,751	$68,236
Net operating income - percentage change over prior year	0.8%
Net operating income, excluding other items	$67,850	$68,112
Net operating income, excluding other items - percentage change over prior year	(0.4)%
Net operating income	$68,751	$68,236
Straight line rents & other	(2,496)	(6,245)
Above/below market rent amortization	(1,119)	(990)
Amortization of tenant inducements	192	213
Non-cash ground rent	204	208
Cash - Net operating income	$65,532	$61,422
Cash - Net operating income - percentage change over prior year	6.7%
Cash - Net operating income, excluding other items	$63,816	$60,780
Cash - Net operating income, excluding other items - percentage change over prior year	5.0%
	Three Months Ended December 31,
	2021	2020
Net income:	$4,603	$19,086
Add/(deduct):
Interest income	(450)	(452)
Interest expense	15,644	17,401
Interest expense - amortization of deferred financing costs	709	709
Equity in loss of unconsolidated real estate ventures	5,899	8,702
Net gain on real estate venture transactions	(2,973)	—
Net gain on disposition of real estate	—	(14,974)
Depreciation and amortization	46,802	42,969
General & administrative expenses	8,137	6,315
Income tax provision	1	—
Consolidated net operating income	78,372	79,756
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(9,621)	(11,520)
Same store net operating income	$68,751	$68,236

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 81 properties owned by the Company as of December 31, 2021, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.5 million net rentable square feet were owned for the entire twelve months ended December 31, 2021 and 2020. As of December 31, 2021, four properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.2% and 91.2% during the twelve-month periods ended December 31, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2021	2020
Revenue
Rents	$422,173	$417,233
Other	943	870
Total revenue	423,116	418,103
Operating expenses
Property operating expenses	108,957	106,643
Real estate taxes	50,470	50,389
Net operating income	$263,689	$261,071
Net operating income - percentage change over prior year	1.0%
Net operating income, excluding other items	$260,598	$259,600
Net operating income, excluding other items - percentage change over prior year	0.4%
Net operating income	$263,689	$261,071
Straight line rents & other	(10,218)	(14,336)
Above/below market rent amortization	(3,900)	(4,316)
Amortization of tenant inducements	983	829
Non-cash ground rent	820	835
Cash - Net operating income	$251,374	$244,083
Cash - Net operating income - percentage change over prior year	3.0%
Cash - Net operating income, excluding other items	$246,695	$240,540
Cash - Net operating income, excluding other items - percentage change over prior year	2.6%
	Year Ended December 31,
	2021	2020
Net income:	$12,366	$307,326
Add/(deduct):
Interest income	(8,295)	(1,939)
Interest expense	62,617	73,911
Interest expense - amortization of deferred financing costs	2,836	2,904
Equity in loss of unconsolidated real estate ventures	26,697	18,584
Net gain on real estate venture transactions	(2,973)	(75)
Net gain on disposition of real estate	(142)	(289,461)
Net gain on sale of undepreciated real estate	(2,903)	(201)
Depreciation and amortization	178,105	188,283
General & administrative expenses	30,153	30,288
Income tax provision (benefit)	47	(224)
Consolidated net operating income	298,508	329,396
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(34,819)	(68,325)
Same store net operating income	$263,689	$261,071